Exhibit 10.3

BEFORE THE SECURITIES COMMISSIONER

OF THE STATE OF KANSAS

In the Matter of:

WADDELL & REED, INC.,	Docket No. 2004E020
WADDELL & REED INVESTMENT	KSC Case No. 2004-4821
MANAGEMENT COMPANY, AND
WADDELL & REED SERVICES
COMPANY,

Respondents.

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(A proceeding pursuant to K.S.A. 17-1266a)

STIPULATION FOR CONSENT ORDER

This proceeding follows an investigation conducted by the Office of the Securities Commissioner of Kansas. As a result of this investigation, staff for the Securities Commissioner allege as follows:

ALLEGATIONS OF FACT

a. Respondents

1.               Respondent Waddell & Reed, Inc. (W&R), CRD #866, has been registered as a broker-dealer under the Kansas Securities Act since 1961. Its principal business address is 6300 Lamar Avenue, Overland Park, KS  66202. It is the principal underwriter and distributor for the Waddell & Reed Advisors family of mutual funds, which includes the Waddell & Reed Advisors International Growth Fund, Inc. (“International Growth Fund”). Respondent W&R is a Kansas-based broker-dealer with 171 registered representatives who reside in Kansas. The registered representatives operate out of offices in 40 different cities throughout the state.

2.               Respondent Waddell & Reed Investment Management Company (“WRIMCO”), CRD #106343, has been registered with the United States Securities and Exchange Commission since 1992. Pursuant to K.S.A. 17-1254(e), it has made notice filings as a federal covered adviser with the Office of the Kansas Securities Commissioner since 2001. Its principal business address is the same as respondent W&R. It is the investment adviser and manager for the Advisors Funds, including the International Growth Fund.

3.               Respondent Waddell & Reed Services Company (“WRSCO”) provides transfer agent and accounting services to the Waddell & Reed mutual funds, including the International Growth Fund. Its principal business address is the same as respondent W&R.

b. Background – Description of Market Timing in General

4.               Mutual funds are generally priced once a day after the close of the markets. The share price is the net asset value or “NAV.”  The NAV reflects the closing price of the securities that comprise the fund’s portfolio, plus the value of any cash that the fund manager maintains for the fund, less the fund’s liabilities, and it is stated on a per share basis. A mutual fund may trade shares during the day but, unlike stock, the price of a mutual fund does not change during the course of the day. Orders placed prior to 4:00 p.m. EST are entered at that day’s NAV while orders placed after 4:00 p.m. EST are given the next day’s NAV.

5.               Mutual fund market timing involves the rapid trading of mutual fund shares. The rapid trading strategy may be employed to take advantage of the inefficiencies in mutual fund pricing. For example, the NAV of a mutual fund containing international stocks may reflect stale prices because the NAV does not immediately take into account events impacting the overseas markets. As a result, a timer can anticipate a short-term upswing in an international fund because of market conditions that are not yet reflected in the stale NAV of the fund, and the timer can purchase shares at the undervalued NAV. Then, when the NAV moves upward to reflect the new market conditions, the timer can sell its shares in the short term at a profit.

6.               Short-term trading may harm long-term investors in a mutual fund. The short-term trading can disrupt the management of the fund’s investment portfolio because the portfolio manager may be forced to liquidate securities in order to redeem the shares of market timers. This causes an increase in transactional costs and commissions, as well as the realization of taxable gains or losses on the trades that were necessitated by timer redemptions. In addition, the portfolio manager may have to buy stock as it is going up in price or sell into a falling market in order to accommodate the inflows and outflows of timer funds.

7.               To prevent the disruption to the fund, fund managers may maintain large enough cash balances to accommodate timer trades without having to buy or sell securities at inopportune times. However, this strategy can reduce the overall performance of the fund by requiring the fund managers to keep a significant percentage of the fund assets in cash and depriving investors of the advantages of being fully invested in a rising market.

8.               Market timing may dilute the value of a mutual fund by allowing the timer to siphon short-term profits from a long-term investment vehicle. For example, a timer may invest an amount equal to 10 percent of the fund in anticipation of a short-term upswing in the NAV. If the NAV rises as anticipated, the timer can immediately redeem its shares and take 10 percent of the profits from the upswing. This leaves the long-term shareholders with 10 percent less than the profits they would have otherwise received from the rise in the NAV. In effect, the timer clipped 10 percent of the profits from the long-term shareholders, even though the fund manager may not have actually invested the timer’s money in the securities which generated the profits because the timer funds were left as cash balances.(1)

c. Market Timing at Waddell & Reed

9.               In a prospectus and Statement of Additional Information for the International Growth Fund dated October 15, 2002, the company described the investment philosophy of the International Growth Fund as follows:

•                  Who May Want to Invest:  International Growth Fund is designed for investors seeking long-term appreciation of capital by investing primarily in securities issued by foreign companies.

•                  The primary goal of International Growth Fund is long-term capital appreciation, with current income as a secondary goal.

10.         Prior to October 2001, the Statement of Additional Information for the International Growth Fund did not refer to market timing. In October 2001, the Statement of Additional Information was amended to say “[t]he Fund may limit activity deemed to be market timing by restricting the amount of exchanges permitted by shareholders.”

11.         From 1995 through 2003, the respondents allowed certain clients to engage in market timing in Advisors Funds, particularly the International Growth Fund. Beginning in December 1998, respondents W&R and WRSCO entered into written agreements with at least three investors which allowed the investors to engage in short-term trading, subject to certain limitations on the number, amount and frequency of trades, in return for a fee based on a

(1)           In some circumstances, market timing can benefit a fund.  For example, in the example provided in paragraph 8, if the fund declined in value by 10 percent after the timer’s investment, then the timer’s investment would be accretive to the fund.  This is because while the fund’s equity assets decreased in value, the timer’s investment remained in cash and suffered no diminution in value (and likely earned interest).  Thus, the timer pays 10 percent of the decline in the value of the fund (although its investment remained the same or increased in value), and the long-term shareholders avoid paying that portion of the loss paid by the timer.

percentage of the investor’s assets under management. Between 1998 and 2003, approximately $3.6 million was paid by the three investors to WRSCO.

12.         As a registered broker-dealer, respondent W&R processed the transactions on behalf of the market timers.

13.         The respondents entered into written agreements with known market timers, subject to certain limitations on the number, amount and frequency of trades, despite the respondents’ having received notice that mutual fund timing could have a harmful effect on the funds and their long-term investors. The timing agreements and their possible effects on the funds were not disclosed to the long-term investors. In addition, the conflicts of interest created by the timers’ payment of special fees were not disclosed to the shareholders in the funds.

d. Respondents’ Efforts to Control Other Market Timers

14.         Initially, WRIMCO personnel handled any monitoring of timing in the Waddell & Reed funds. Beginning in late 2000 or early 2001, however, WRSCO undertook most of the fund complex’s limited efforts to monitor timing activity. Although WRSCO initially did not have any systematic means to detect timing or frequent exchanges, WRSCO personnel sometimes noticed unusual activity and followed up to determine whether the accountholders were timing the funds. When timers were discovered, the timers were usually asked to enter into written agreements that, among other things, contained certain limitations on the number, amount and frequency of trades. At that time, WRSCO and W&R defined “market timers” as shareholders who frequently moved all, or substantially all of their investments between money market funds and non-money market funds, and who typically executed a “round trip” at least once a month.

15.         Beginning in mid-2001, WRSCO personnel systematically tracked known timer accounts with monthly, and later daily, schedules reflecting timer assets, timing capacity in individual funds, and timing capacity in the complex as a whole, and monthly schedules that counted each timer’s round trips.

16.         WRIMCO, and later WRSCO, generally enforced the round trip limits in the written timing agreements once the agreements were executed. In some instances, however, the respondents failed to obtain written agreements from known timers for extended periods. For example, in March 2000, the respondents identified eleven market timer accounts that had not executed timing agreements, and they allowed six of the accounts to time far in excess of the 12 round trip limit until they finally obtained written timing agreements from them in March 2002.

17.         In an effort to limit timing in the Waddell & Reed funds, beginning at least as early as 2002, WRSCO regularly monitored and policed market timing and frequent trading in the funds through third-party platforms, and took steps to stop such trading when it was identified, including barring shareholders from the funds. However, at the same time it was policing market timing and frequent trading by certain accounts, WRSCO allowed certain known market timers, including the fee paying timers, to time the funds.

18.         In May 2003, in an effort to discourage timing, the respondents sought and obtained approval from the board of directors for all of the W&R complex international funds to assess a 2% redemption fee for redemptions or exchanges within 30 days of purchase.

Allegations of Law

1.               Respondents W&R and WRSCO engaged in an act, practice or course of business which operated as a fraud or deceit upon the long-term shareholders of Waddell & Reed mutual funds, in violation of K.S.A. 17-1253(a).

2.               Respondent WRIMCO engaged in an act, practice or course of business which operated as a fraud or deceit upon the long-term shareholders of Waddell & Reed mutual funds, in violation of K.S.A. 17-1253(b).

3.               Respondent W&R engaged in dishonest and unethical business practices, in violation of K.A.R. 81-3-1(i)(1) and K.S.A. 17-1254(m)(7).

4.               Respondent WRIMCO engaged in unethical business practices, in violation of K.A.R. 81-14-5(a) and K.S.A. 17-1253(b)(5).

The respondents, wishing to obtain a disposition of this matter without formal litigation, have determined not to contest the issuance of the attached Consent Order.

IT IS, THEREFORE, STIPULATED AND AGREED, by and between staff for the Securities Commissioner of Kansas and respondents Waddell & Reed, Inc., Waddell & Reed Investment Management Company, and Waddell & Reed Services Company, that:

1.               The respondents acknowledge that the Securities Commissioner for the State of Kansas has jurisdiction over the respondents and the subject matter of this action.

2.               The respondents waive their rights to any hearing to contest the allegations set forth above, consent to the issuance of the attached Consent Order, and waive their rights to seek judicial review of this proceeding.

3.               The respondents neither admit nor deny the allegations of the Commissioner’s staff as set forth above. Any findings, statements of fact, or other provisions of this Stipulation and the attached Consent Order are not binding on any other person or entity in this or any other proceeding, or on the respondents in any other proceeding to which the Commissioner is not a party.

4.               The respondents, jointly and severally, agree to pay a fine of $2,000,000 to the Office of the Securities Commissioner within 30 days after the effective date of the attached Consent Order. It is the intention of the parties, but not binding upon the State, that such funds shall be used for the education of consumers in matters concerning securities regulation and investments.

5.               Staff for the Commissioner recognize the following mitigating factors:

a.               The respondents have cooperated fully with the staff in the course of its investigation and this proceeding.

b.              In a related case involving the same conduct alleged above, the respondents have agreed to pay a total of $50,000,000 to the United States Securities and Exchange Commission. Those funds will be utilized to pay restitution to harmed investors, including Kansas investors.

c.               In their settlement with the SEC, the respondents agreed to implement changes to their management and supervisory structures to prevent similar violations in the future.

d.              In a related case involving the same conduct alleged above, the respondents have agreed to reduce fees by a total of $25,000,000 over a 5 year period pursuant to an agreement with the Office of the New York Attorney General.

6.               Staff shall recommend to the Commissioner that, for good cause shown, nothing in this Stipulation for Consent Order or in the Consent Order should constitute grounds for disqualifying the respondents from the use of the Uniform Limited Offering Exemption,

K.A.R. 81-5-6(a)(2), or any other exemption with the same or substantially similar disqualifications (commonly known as “bad boy” provisions), in any future securities transaction otherwise effected in full compliance with applicable securities laws and regulations.

7.               This Stipulation for Consent Order and Consent Order conclude the Investigation brought by the Kansas Securities Commissioner and any action the Kansas Securities Commissioner could commence against Waddell or any of its current affiliates, or any of the current or former officers, directors, or employees of Waddell or any of its current affiliates, or any Fund arising from or relating to the subject matter of the Investigation; provided however, that nothing contained in this Stipulation for Consent Order or Consent Order shall be construed to cover claims of any type by any other state agency or any claims that may be brought by the Kansas Securities Commissioner to enforce Waddell’s obligations arising from or relating to the provisions contained in this Stipulation for Consent Order or Consent Order. The Stipulation for Consent Order and Consent Order shall not prejudice, waive or affect any claims, rights or remedies of the Kansas Securities Commissioner with respect to any person, other than Waddell or any of its current affiliates, or any of the current or former officers, directors, or employees of Waddell or any of its current affiliates, and the Funds, all of which claims, rights, and remedies are expressly reserved.

8.               On June 10, 2005, respondent Waddell & Reed, Inc. entered into a settlement with the Kansas Insurance Department, Docket No. 3468-CO, as part of a “global settlement” with the NASD and other states for alleged violations involving the exchanging of variable annuities. In the settlement, Waddell & Reed, Inc. agreed to pay the Kansas Insurance Department a civil monetary penalty of $145,291.70. The Office of the Securities Commissioner was not a

party to the settlement and did not consent to its terms; however, the respondent entered into the settlement in good faith with an agency of the State of Kansas, so the Office of the Securities Commissioner agrees not to take enforcement action with respect to the allegations contained in the settlement agreement.

9.               This Stipulation for Consent Order and the Consent Order shall be effective and binding only when they are signed by all parties and the SEC order is approved and issued by the U.S. Securities and Exchange Commission (referred to herein as the “effective date”). This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument.

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APPROVED BY:

/s/ Daniel C. Schulte	7/10/06
Daniel C. Schulte	Date
Senior Vice President and General Counsel
Waddell & Reed, Inc.
Waddell & Reed Services Company,
Waddell & Reed Investment Management Co.

State of	KANSAS	)
) ss.
County of	JOHNSON	)

This instrument was signed before me on this, the 10th day of July, 2006, by Daniel C. Schulte as the Senior Vice President and General Counsel of Waddell & Reed, Inc., Waddell & Reed Services Company, and Waddell & Reed Investment Management Co.

/s/ Vicki K. McCune
(seal)		Notary Public

My appointment expires:	6/12/09

APPROVED BY:

/s/ Rick A. Fleming	7/13/06
Rick A. Fleming, #17127	Date
General Counsel
Office of the Securities Commissioner

/s/ Gail E. Bright	7/14/06
Gail E. Bright, #14572	Date
Associate General Counsel
Office of the Securities Commissioner